===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                   FORM 8-K/A
                               (AMENDMENT NO. 1)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 JUNE 30, 1999
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

              0-9204                                    74-1492779
        (COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)


                              5735 PINELAND DRIVE
                                   SUITE 235
                              DALLAS, TEXAS 75231
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

===============================================================================

         The undersigned registrant hereby amends the following "Item 7. Financial Statements and Exhibits" of its Current Report on Form 8-K filed on July 15, 1999, dated June 30, 1999 to include the following:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  Audited Statements of Operating Revenues and Direct Operating Expenses for EXCO's share of the Jackson Parish Properties for the years ended December 31, 1996, 1997, and 1998, and Unaudited Statements of Operating Revenues and Direct Operating Expenses for the three months ended March 31, 1999, together with report of independent auditors Ernst & Young LLP.

         (b)      Pro Forma Financial Information.

                  Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 1998 and the three months ended March 31, 1999.

         (c)      Exhibits.

                  Number            Document

                  10.1 Purchase and Sale Agreement between Apache Corporation as seller, and Venus Exploration, Inc., buyer, dated May 13, 1999, previously filed as an exhibit to EXCO's Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.2 Credit Agreement among EXUS Energy, LLC, as borrower, NationsBank, N.A., as administrative agent, and financial institutions listed on Schedule I, dated June 30, 1999, previously filed as an exhibit to EXCO's Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.3 Limited Liability Company Agreement of EXUS Energy, LLC, dated June 30, 1999, previously filed as an exhibit to EXCO's Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.4 Convertible Promissory Note made by Venus Exploration, Inc. in favor of EXCO Resources, Inc., dated June 30, 1999, previously filed as an exhibit to EXCO's Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.5 Pledge Agreement made by Venus Exploration, Inc. for the benefit of EXCO Resources, Inc., dated June 30, 1999, previously filed as an exhibit to EXCO's Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.6 Registration Rights Agreement between EXCO Resources, Inc. and Venus Exploration, Inc., dated June 30, 1999, previously filed as an exhibit to EXCO's Form 8-K filed July 15, 1999 and incorporated by reference herein.


                  10.7 Agreement Among Members between EXCO Resources, Inc. and Venus Exploration, Inc., dated June 30, 1999, previously filed as an exhibit to EXCO's Form 8-K filed
                                    July 15, 1999 and incorporated by reference herein.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   EXCO RESOURCES, INC.


                                   By:  /s/    T. W. EUBANK
                                        -----------------------
                                        T.W. Eubank, President

Dated: August 13, 1999

                                                                       Item 7(a)

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
EXCO Resources, Inc.

We have audited the accompanying statements of operating revenues and direct operating expenses of the share of the Jackson Parish Properties (as defined in Note 1 to the accompanying statements) acquired by EXCO Resources, Inc. for the years ended December 31, 1996, 1997 and 1998. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of operating revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operating revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying statements of operating revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses of the Jackson Parish Properties.

In our opinion, the statements of operating revenues and direct operating expenses referred to above present fairly, in all material respects, the results of operations of the share of the Jackson Parish Properties acquired by EXCO Resources, Inc. for the years ended December 31, 1996, 1997, and 1998 in conformity with generally accepted accounting principles.


                                     /s/ ERNST & YOUNG LLP


                                     ERNST & YOUNG LLP
Dallas, Texas
July 21, 1999

                           JACKSON PARISH PROPERTIES

                        STATEMENTS OF OPERATING REVENUES
                         AND DIRECT OPERATING EXPENSES
                                 (In thousands)

                                                                                          THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,          MARCH 31,
                                                           ---------------------------    ------------------
                                                            1996      1997       1998      1998        1999
                                                           ------    ------     ------    -------     ------
                                                                                             (Unaudited)
Oil and natural gas sales .............................    $3,624    $3,655     $2,812     $760        $486
Direct operating expenses .............................       291       465        522      118         104
                                                           ------    ------     ------     ----        ----
Excess of revenues over direct operating expense ......    $3,333    $3,190     $2,290     $642        $382
                                                           ======    ======     ======     ====        ====

See accompanying notes.

                           JACKSON PARISH PROPERTIES

                   NOTES TO STATEMENTS OF OPERATING REVENUES
                         AND DIRECT OPERATING EXPENSES


1.     BASIS OF PRESENTATION

       On June 30, 1999, EXUS Energy, LLC, a Delaware limited liability company
(EXUS), owned 50% by EXCO Resources, Inc. (EXCO) and 50% by Venus Exploration, Inc. (Venus), completed the acquisition from Apache Corporation (Apache) of certain oil and natural gas properties located in Jackson Parish, Louisiana (the Jackson Parish Properties). Venus is a publicly-held oil and gas exploration company based in San Antonio, Texas. The Jackson Parish Properties include 17 gross (14.25 net) producing wells. EXCO became the operator of the Jackson Parish Properties and assumed operations of all 17 wells acquired in the transaction. The Jackson Parish Properties include 6,411 gross (5,672 net) developed acres and 1,532 gross (1,148 net) undeveloped acres. The purchase price, before closing adjustments, was approximately $28.5 million, and after adjustments was approximately $27.6 million cash.

       The acquisition was funded with $14 million drawn under a new credit facility established by EXUS with NationsBank, N.A., and $14 million of EXUS equity capital which consisted of $7 million cash contributions each by EXCO and Venus. Venus's capital was funded by a $7 million Convertible Promissory
Note in favor of EXCO dated June 30, 1999.

       As is common in the oil and gas industry, EXCO will account for its interest in EXUS and in turn the Jackson Parish Properties using proportional consolidation. Thus, EXCO will consolidate only its share of EXUS's assets, liabilities, revenue and expenses, and no minority interest for Venus's interest will be included. Accordingly, the accompanying statements present the interest acquired by EXCO in the operating revenues and direct operating expenses of the Jackson Parish Properties. The operating revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of Apache nor the interest acquired by Venus. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, and amortization; federal and state income taxes; interest; or general and administrative expenses. Presentation of complete historical financial statements for the years ended December 31, 1996, 1997, and 1998 is not practicable because the Jackson Parish Properties were not accounted for as a separate entity by Apache; and therefore, such statements are not available. The operating revenues and direct operating expenses for the periods presented may not be representative of future operations.

       Revenues in the accompanying statements of operating revenues and direct operating expenses are recognized on the sales method. Direct operating expenses are recognized on an accrual basis.

       In management's opinion, the accompanying interim statements contain all adjustments (consisting solely of normal recurring accruals) necessary to present fairly the consolidated interest acquired by EXCO in the operating revenues and direct operating expenses of the Jackson Parish Properties for the three month periods ended March 31, 1998 and 1999.

       The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results expected for the full year.

                           JACKSON PARISH PROPERTIES

                   NOTES TO STATEMENTS OF OPERATING REVENUES
                         AND DIRECT OPERATING EXPENSES


2. SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

       During the years ended December 31, 1996, 1997 and 1998, EXCO's share of development costs incurred were $2.0 million, $2.4 million and $25,000, respectively. No exploration or incremental general and administrative costs were incurred.

RESERVE QUANTITY INFORMATION

       The following table presents EXCO's estimate of its share of the proved oil and natural gas reserves of the Jackson Parish Properties, all of which are located in the United States, as of December 31, 1998. EXCO and Venus may use different independent petroleum reservoir engineers to prepare these estimates. As a result, the reserve quantity estimate and the Standardized Measure of Discounted Future Net Cash Flows below may differ from those estimates presented by Venus in its public disclosures. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

                                               OIL (BBLS)          GAS (MCF)            BOE*
                                           ---------------------------------------------------------
                                                                (In thousands)
Proved reserves.........................                     1             34,779              5,798
                                           =================== ================== ==================
Proved developed reserves...............                     1             21,716              3,620
                                           =================== ================== ==================

------------------

* Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

       The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

       The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the Jackson Parish Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

                           JACKSON PARISH PROPERTIES

                   NOTES TO STATEMENTS OF OPERATING REVENUES
                         AND DIRECT OPERATING EXPENSES


       Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Jackson Parish Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Jackson Parish Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

       The Standardized Measure of discounted future net cash flows relating to proved oil and natural gas reserves of EXCO's share of the Jackson Parish Properties at December 31, 1998 follows (in thousands):

Future cash inflows ......................................   $68,181
Future production costs ..................................    21,423
Future development costs .................................     7,936
                                                             -------
Future net cash flows ....................................    38,822
Discount of future net cash flows at 10% per annum .......    26,134
                                                             -------
Discounted future net cash flows before income taxes .....   $12,688
                                                             =======

       The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $7.9 million of future development costs. If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of December 31, 1998, shown above would be reduced significantly.

       Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

       The weighted average prices of oil and natural gas at December 31, 1998 used in the calculation of the Standardized Measure were $9.75 per Bbl and $1.96 per Mcf, respectively.

                                                                     Item 7(b)

                              EXCO RESOURCES, INC.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


       As discussed in "Item 2. Acquisition or Disposition of Assets," of EXCO's Current Report on Form 8-K filed on July 15, 1999, dated June 30, 1999, EXUS Energy, LLC, a Delaware limited liability company (EXUS), owned 50% by EXCO Resources, Inc. (EXCO) and 50% by Venus Exploration, Inc. (Venus), completed the acquisition of the Jackson Parish Properties on June 30, 1999. The acquisition was funded through borrowings made under the EXUS credit facility with NationsBank, N.A. (the Borrowings), and cash from working capital.

       The accompanying pro forma combined condensed financial statements are based on the historical financial statements of EXCO for the year ended December 31, 1998, and the three months ended March 31, 1999. The pro forma combined condensed financial statements are also based, in part, on the historical financial statements of Jacobi-Johnson Energy, Inc. (Jacobi-Johnson) which was acquired by EXCO effective May 8, 1998, Rio Grande, Inc.
(Rio Grande or RGI) which was acquired by EXCO effective March 16, 1999, and on EXCO's share of the historical operating revenues and direct operating expenses of the Dawson County Properties (described in EXCO's Form 8-K dated
June 30, 1998) and the Jackson Parish Properties. The statements of operating revenues and direct operating expenses of the Jackson Parish Properties are included elsewhere herein.

       The Pro Forma Combined Condensed Balance Sheet as of March 31, 1999, assumes the acquisition of the Jackson Parish Properties and the related borrowings had been consummated on that date. Because RGI was acquired on March 16, 1999, Jacobi-Johnson and the Dawson County Properties were both acquired in 1998, and the common stock Rights Offering was completed in 1998, they are already included in EXCO's March 31, 1999 balance sheet. The Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998, and the three months ended March 31, 1999, have been prepared assuming the acquisitions of Jacobi-Johnson, the Dawson County Properties, RGI, and the Jackson Parish Properties, the related borrowings and the common stock Rights Offering had been consummated on January 1, 1998.

       The pro forma adjustments are based upon available information and assumptions that management of EXCO believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of EXCO which would have occurred had such transactions been consummated on the dates indicated or EXCO's financial position or results of operations for any future date or period.

                              EXCO RESOURCES, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1999
                                  (Unaudited)

                                                                       PRO FORMA
                                                                      ADJUSTMENTS
                                                         EXCO          FOR THE                 PRO FORMA
                                                       HISTORICAL     ACQUISITION               COMBINED
                                                       ----------    ---------------           ----------
                                                                      (In thousands)
ASSETS:
Current assets:
    Cash .........................................     $ 21,924      $(14,158)   (7)(8)(9)(10)  $  7,766
    Accounts receivable and other assets .........        1,149            --                      1,149
                                                       --------      --------                   --------
        Total current assets .....................       23,073       (14,158)                     8,915

Net property and equipment .......................       13,891        14,019        (8)          27,910
Other assets .....................................          301           155        (10)            456
Investments ......................................          352         7,000        (9)           7,352
                                                       --------      --------                   --------
        Total assets .............................     $ 37,617      $  7,016                   $ 44,633
                                                       ========      ========                   ========

LIABILITIES AND  STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and accrued liabilities .....     $  1,161      $     16        (8)        $  1,177
    Current maturities of long-term debt .........            1            --                          1
                                                       --------      --------                   --------
        Total current liabilities ................        1,162            16                      1,178
Long-term debt, less current maturities ..........          376         7,000        (7)           7,376

STOCKHOLDERS' EQUITY:
    Preferred stock ..............................           --            --                         --
    Common stock .................................          134            --                        134
    Additional paid-in capital ...................       36,609                                   36,609
    Retained earnings ............................         (664)           --                       (664)
                                                       --------      --------                   --------
        Total stockholders' equity ...............       36,079            --                     36,079
                                                       --------      --------                   --------
        Total liabilities and stockholders'
        equity ...................................     $ 37,617      $  7,016                   $ 44,633
                                                       ========      ========                   ========

                              EXCO RESOURCES, INC.

             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                  (Unaudited)

                                                                                      Pro Forma
                                                                                     Adjustments
                                                                                    for the 1998
                                                        Jacobi-       Dawson        Acquisitions          Adjusted
                                          EXCO          Johnson       County          & Rights              EXCO       Rio Grande
                                        Historical     Historical   Historical        Offering           Historical    Historical
                                        ----------     ----------   ----------      --------------       ----------    ----------
                                                            (in thousands, except per share amounts)
Revenues:
  Oil and natural gas ...............   $    1,385       $    236    $      479      $          --        $    2,100    $   4,407
  Other .............................          690             --            --               (315) (4)          375          351
                                        ----------     ----------   -----------      --------------       -----------    ---------
     Total revenues..................        2,075            236           479               (315)            2,475        4,758
Expenses:
  Oil and natural gas production.....          786            140           106                 --             1,032        2,060
  Abandonment costs..................           --             --            --                 --                --          137
  Depletion, depreciation and
    amortization.....................          465             32            --                142  (1)          639        6,097
  General and administrative.........        1,231              7            --                 16  (2)        1,254        1,350
  Interest and other.................          104             10            --               (114) (3)           --          939
                                        ----------     ----------   -----------      --------------       -----------    ---------
Income (loss) before income taxes
  and minority interest..............         (511)            47           373               (359)             (450)      (5,825)
Minority interest in limited
  partnership........................           --             --            --                 --                --         (127)
                                        ----------     ----------   -----------      --------------       ------------    ---------
Income (loss) before income taxes....         (511)            47           373               (359)             (450)      (5,698)
Income taxes.........................           --             --            --                 --                --           10
                                        ----------     ----------   -----------      --------------       ------------    ---------
Net income (loss)....................         (511)            47           373               (359)             (450)      (5,708)
Dividends on preferred stock.........           --             --            --                 --                --         (817)
                                        ----------     ----------   -----------      --------------       ------------    ---------
Net income (loss) applicable to
  common stock.......................   $     (511)      $     47   $       373      $        (359)       $     (450)     $(6,525)
                                        ===========    ==========   ===========      =============        ===========     ========

Basic and diluted earnings (loss)
  per share..........................   $    (0.18)      $     --   $        --      $          --        $    (0.07)    $     --
                                        ===========    ==========   ===========      =============        ===========     ========
Weighted average number of common
  and common equivalent shares
  outstanding........................        2,871             --            --              3,711  (5)        6,582           --
                                        ===========    ==========   ===========      =============        ===========     ========



                                                       Pro Forma
                                         Jackson      Adjustments
                                         Parish      for the 1999            Pro Forma
                                        Historical   Acquisitions            Combined
                                        ----------   ------------           ----------
Revenues:
  Oil and natural gas ...............   $    2,812      $      --            $   9,319
  Other .............................          --             700 (13)           1,426
                                        ----------     ----------           -----------
     Total revenues..................        2,812            700               10,745
Expenses:
  Oil and natural gas production.....          522             --                3,614
  Abandonment costs..................           --             --                  137
  Depletion, depreciation and
    amortization.....................           --            605 (11)           7,341
  General and administrative.........           --             --                2,604
  Interest and other.................           --           (462) (6)(12)         477
                                        ----------     ----------           -----------
Income (loss) before income taxes
  and minority interest..............        2,290            557               (3,428)
Minority interest in limited
  partnership........................           --             --                 (127)
                                        ----------     ----------           -----------
Income (loss) before income taxes....        2,290            557               (3,301)
Income taxes.........................           --             --                   10
                                        ----------     ----------           -----------
Net income (loss)....................        2,290            557               (3,311)
Dividends on preferred stock.........           --            817 (6)               --
                                        ----------     ----------           -----------
Net income (loss) applicable to
  common stock.......................   $    2,290     $    1,374            $  (3,311)
                                        ===========    ==========           ===========
Basic and diluted earnings (loss)
  per share..........................   $       --     $       --            $   (0.50)
                                        ===========    ==========           ===========
Weighted average number of common
  and common equivalent shares
  outstanding........................           --            --                  6,582
                                        ===========    ==========           ===========

                              EXCO RESOURCES, INC.

             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                                  (Unaudited)

                                                                                           PRO FORMA
                                                              RIO          JACKSON        ADJUSTMENTS
                                               EXCO          GRANDE         PARISH          FOR THE                 PRO FORMA
                                            HISTORICAL     HISTORICAL     HISTORICAL      ACQUISITIONS              COMBINED
                                           ------------- --------------  -------------  ---------------            ----------
                                                     (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas ...............      $   669        $ 176           $486           $  --                     $1,331
    Other .............................          315           23             --            (21)          (4)(13)       317
                                             -------        -----           ----           -----                     ------
        Total revenues ................          984          199            486            (21)                      1,648

EXPENSES:
    Oil and natural gas production ....          368          123            104              --                        595
    Depletion, depreciation and
      amortization ....................          294            9             --             130             (11)       433
    General and administrative ........          474           73             --              --                        547
    Interest and other ................            1            0             --             119             (12)       120
                                             -------        -----           ----           -----                     ------
Income (loss) before income taxes .....         (153)          (6)           382            (270)                       (47)
Income taxes ..........................           --            1             --              --                          1
                                             -------        -----           ----           -----                     ------
Net income (loss) .....................      $  (153)       $  (7)          $382           $(270)                    $  (48)
                                             =======        =====           ====           =====                     ======

Basic and diluted earnings (loss)
  per share ...........................      $  (.02)       $  --           $ --           $  --                     $ (.01)
                                             =======        =====           ====           =====                     ======

Weighted average number of
  common and common equivalent
  shares outstanding ..................        6,688           --             --              --                      6,688
                                             =======        =====           ====           =====                     ======

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

A. PRO FORMA ADJUSTMENTS FOR THE ACQUISITIONS OF JACOBI-JOHNSON AND THE DAWSON COUNTY PROPERTIES

       The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the acquisitions of Jacobi-Johnson and the Dawson County Properties had been consummated on January 1, 1998 and reflects the following adjustments:

       (1) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisitions of Jacobi-Johnson and the Dawson County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

       (2) To adjust general and administrative expense for unused line fees on the Credit Facility.

       (3) To eliminate interest expense on EXCO's and Jacobi-Johnson's historical borrowings.

B.         PRO FORMA ADJUSTMENTS FOR THE COMMON STOCK RIGHTS OFFERING

       The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and the three months ended March 31, 1999 have been prepared as if the common stock Rights Offering had been consummated on January 1, 1998 and reflect the following adjustments:

       (4) To adjust interest income on surplus cash of $7.0 million, based on a 4.0% per annum interest rate.

       (5) To adjust the weighted average common shares outstanding as a result of the exercise of the common stock purchase rights by shareholders in connection with the Rights Offering.

C.         PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF RIO GRANDE

       The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the acquisition of RGI had been consummated on January 1, 1998 and reflects the following adjustment:

       (6) To eliminate the accrued interest on RGI's bank note and RGI's accrued preferred stock dividends as a result of RGI's bankruptcy settlement.

D.          PRO FORMA ADJUSTMENTS FOR THE JACKSON PARISH PROPERTIES

       The accompanying unaudited Pro Forma Combined Condensed Balance Sheet has been prepared as if EXCO's share of the acquisition of the Jackson Parish Properties and the related borrowings had been consummated on March 31, 1999, and reflects the following adjustments:

       (7) To record EXUS's borrowings of $14.0 million ($7.0 million net to EXCO's interest) under the NationsBank credit facility.

       (8) To record the acquisition of the Jackson Parish Properties in exchange for consideration of approximately $13.8 million in cash and related professional fees.

       (9)  To record the $7.0 million loan to Venus Exploration, Inc.

      (10)  To record the payment of transaction costs.

        The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and the three months ended March 31, 1999 have been prepared as if EXCO's share of the acquisition of the Jackson Parish Properties and the related borrowings had been consummated on January 1, 1998 and reflect the following adjustments:

      (11) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisition of the Jackson Parish Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

      (12) To record interest expense on the borrowings of $7.0 million, based on a 6.8% per annum interest rate.

      (13) To record interest income on the loan to Venus Exploration, Inc. of $7.0 million, based on a 10.0% per annum interest rate for the year ended December 31, 1998, and an 11.0% per annum interest rate for the three months ended March 31, 1999, in accordance with the terms of the Convertible Promissory Note made by Venus in favor of EXCO, dated June 30, 1999.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS


E. PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

       The following table presents EXCO's estimate of the pro forma combined proved oil and natural gas reserves of EXCO after giving effect to the acquisition of Rio Grande, Inc. and EXCO's share of the Jackson Parish Properties as of December 31, 1998. All reserves are located in the United States. EXCO and Venus may use different independent petroleum reservoir engineers to prepare these estimates. As a result, the reserve quantity estimate and the Standardized Measure of Discounted Future Net Cash Flows below may differ from those estimates presented by Venus in its public disclosures. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

                                       OIL (BBLS)          GAS (MCF)            BOE*
                                   ------------------ ------------------ ------------------
                                                        (In thousands)
Proved reserves...................              1,758             47,836              9,731
                                   ================== ================== ==================
Proved developed reserves.........              1,474             32,464              6,885
                                   ================== ================== ==================

-----------------
* Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

       The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

       The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of EXCO's oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS


       Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax net cash flows over EXCO's income tax basis of its oil and natural gas properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

       The pro forma Standardized Measure of discounted future net cash flows relating to EXCO's proved oil and natural gas reserves at December 31, 1998, follows (in thousands):

Future cash inflows.......................................  $         108,541
Future production costs...................................             36,770
Future development costs..................................             10,855
Future income taxes.......................................             10,338
                                                            -----------------
Future net cash flows.....................................             50,578
Discount of future net cash flows at 10% per annum........             28,019
                                                            -----------------
Pro forma Standardized Measure of discounted future
  net cash flows..........................................  $          22,559
                                                            =================

       The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $10.9 million of future development costs. If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of December 31, 1998, shown above would be reduced significantly.

       Estimates of economically recoverable oil and natural gas reserves and of future net reserves are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

       The weighted average prices of oil and natural gas at December 31, 1998 used in the calculation of the Standardized Measure were $10.18 per Bbl and $1.89 per Mcf, respectively.